Exhibit 10.7.1



                                        April 1, 1990


                     SUPPLEMENTAL RETIREMENT

                           INCOME PLAN


              As Amended Through November 30, 1988

               SUPPLEMENTAL RETIREMENT INCOME PLAN

                             General

     This is a supplemental retirement income plan for participants in the Retirement Program Plan who are also eligible to participate in designated incentive compensation plans of Union Carbide Corporation. This plan has been established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Specifically, the purpose of this plan is to provide a retirement benefit, determined without regard to Code Section 415 or Code
Section 401(a)(17), equal to the excess of the retirement benefit which would be provided by the Retirement Program Plan if (a) average monthly compensation included deferred cash bonuses awarded under designated incentive compensation plans, and (b) all cash bonuses, whether deferred or not, were averaged separately from base compensation, and the Equalization Benefit Plan, over the retirement benefit actually provided by the Retirement Program Plan and the Equalization Benefit Plan. This plan is completely separate from the Retirement Program Plan and the Equalization Benefit Plan, is unfunded, and is not qualified for special tax treatment under the Internal Revenue Code.
                            ARTICLE I
                           Eligibility
     Section 1. An employee, or the survivor of an employee who has not declined the coverage of a survivor's benefit, will be eligible to receive Supplemental Retirement Income under this plan, provided that, on or after the date on which this plan is approved by the Board of Directors of the Corporation, such employee:
     (a)     has received (or has been
awarded and receipt has been deferred) at least one Bonus, and either
     (b)     dies while in the service of the
Corporation or a subsidiary of the
Corporation which is then participating in the Retirement Program Plan, provided that such employee's survivor is eligible to receive a survivor's benefit under the Retirement Program Plan, or
     (c)     termination from employment with
the Corporation or said subsidiary and is eligible to receive a pension benefit or a disability benefit under the Retirement
Program Plan.
     Section 2. An employee, or the survivor of an employee who has not declined the coverage of a survivor's benefit, will also be eligible to receive Supplemental Retirement Income under this plan if such employee receives compensation in excess of the compensation which may be considered by the Retirement Program Plan under Code Section 401(a)(17).
                           ARTICLE II
            Amount of Supplemental Retirement Income
     Section 1. The monthly amount of Supplemental Retirement Income payable to an employee will be the excess, if any, of (1) the employee's monthly retirement income, as determined under section 2, over (2) the employee's monthly pension under the Retirement Program Plan and the Equalization Plan.
     Section 2. The amount of monthly retirement income payable to an eligible employee shall be computed by using the applicable formula provided in Article V of the Retirement Program Plan except that average monthly compensation shall for this purpose be equal to an amount determined under section 3 of Article II of this plan, and shall be determined without regard to the limitation of Code Section 401(a)(17).
     Section 3. An employee's average monthly compensation shall be computed in the following manner:
     (a)     For employees who retire or die
prior to April 27, 1983, average monthly compensation shall be computed by taking the larger of:
          (i)     1/36 of base salary
and Bonuses related to the three full
calendar years in which these combined
amounts were largest during the 10 full
calendar years next preceding the date
of death or retirement or
          (ii)     1/36 of the sum of
(a) the base salary for the 36 full
calendar months next preceding the date
of death or retirement; provided that
for purposes of this calculation the
base salary received in any calendar
month within the third preceding
calendar year shall be the total
compensation received in such year
divided by the number of months worked
in such year and (b) the Bonuses related to the three full calendar years next preceding the date of death or retirement.
     (b)     For employees who retire or die
on or after April 27, 1983, but prior to February 22, 1984, average monthly compensation shall be computed by determining the sum of the following amounts:
          (i)     the larger of:
                    (I)  1/36 of base
salary related to the three full
calendar years in which such salary was
largest during the 10 full calendar
years next preceding the date of death
or retirement or
                    (II)  1/36 of base
salary for the 36 full calendar months
next preceding the date of death or
retirement calculated in the manner
described under Section 3(a)(ii) above;
and
          (ii)     1/36 of the
employee's Bonuses related to the three
full calendar years in which such
Bonuses were the largest during the five full calendar years next preceding the date of death or retirement;
          provided, that if it would
produce a larger benefit under the plan, then payments under the plan shall be computed in accordance with subpart (a) of this Section for any participant who received a Bonus related to a year prior to 1983 who dies or retires prior to January 1, 1993.
     (c)     For employees who retire or die
on or after February 22, 1984, average
monthly compensation shall be computed by determining the sum of the following amounts
(or shall be computed in accordance with subpart (a) of this Section if an employee is eligible for such computation and such computation produces a larger benefit under the plan):
          (i)     the larger of:
                    (I)  1/36 of base
salary related to the three full
calendar years in which such salary was
largest during the 10 full calendar
years next preceding the date of death
or retirement or
                    (II)  1/36 of base
salary for the 36 full calendar months
next preceding the date of death or
retirement calculated in the manner
described under Section 3(a)(ii) above;
and
          (ii)     1/36 of the
employee's Bonuses related to the three
full calendar years in which such
Bonuses were the largest during the 10
full calendar years next preceding the
date of death or retirement provided,
that for an employee retiring on or
after January 1, 1988, the calendar
years in which the employee was hired or terminates employment shall each be considered a full calendar year for the purposes of this clause (ii).
     (d)     For purposes of the calculations
under subparts (a), (b) and (c) of this
Section, a Bonus will be related to the
calendar year in which an employee performed the services for which the Bonus was paid irrespective of the calendar year in which the Bonus was awarded or paid. For purposes of the calculations under subparts (a), (b) and (c) of this Section, the amount of base salary received in any calendar month will be calculated in the same manner in which average monthly compensation used to compute pension benefits under the Retirement Program
Plan is calculated (determined without regard to Incentive Compensation as defined therein).
     Section 4. If the Supplemental Retirement Income payable to an employee under this plan commences before the award to such employee of a Bonus (whether or not paid) which may be used to determine average monthly compensation under Section 3 of this
Article II, the monthly amount of Supplemental Retirement Income payable hereunder shall be recalculated after such Bonus is awarded (whether or not paid). The monthly amount of Supplemental Retirement Income resulting from said recalculation shall be paid commencing in or before the third calendar month after the month in which such Bonus is awarded, provided that the first monthly payment of such recalculated Supplemental Retirement Income shall be increased to reflect any prior underpayment of Supplemental Retirement Income resulting from the failure to include such Bonus in the initial calculation of Supplemental Retirement Income.
     Section 5. For purposes of calculating the amount of an employee's Supplemental Retirement Income pursuant to Section 1 of this Article II, the amount of an employee's monthly retirement income and monthly pension under the Retirement Program Plan and the Equalization Benefit Plan shall be determined without any adjustment on account of (i) a Survivor's Benefit or (ii) an election to receive level retirement income.
     Section 6. If an employee does not decline the coverage of a survivor's benefit, the monthly amount of Supplemental Retirement Income which such employee would otherwise have received shall be reduced by applying the same factor used in the Retirement Program Plan in connection with survivor's benefits.
     Section 7. The monthly amount of Supplemental Retirement Income payable to the eligible survivor of an employee shall be calculated in the same manner that such survivor's benefit is calculated under the Retirement Program Plan.
                           ARTICLE III
                             Vesting
     Section 1. Subject to Section 4 of Article IV, an employee will be vested in such employee's right to receive Supplemental Retirement Income under the plan in the same manner and to the same extent as provided under the Retirement Program Plan. Once an employee has become vested, all of such employee's rights to receive Supplemental Retirement Income under this Plan shall be nonforfeitable.
                           ARTICLE IV
                            Payments
     Section 1. Supplemental Retirement Income shall be paid monthly to an employee or his survivor commencing with the month such employee or his survivor commence benefits under the Retirement Program Plan, and shall cease or be suspended at the same time the employee or his survivor cease or have suspended benefits under the Retirement Program Plan. However, Supplemental Retirement Income shall in no event be payable after the death of an employee who has declined the coverage of a survivor's benefit.
     Section 2. Unless otherwise elected, Supplemental Retirement Income payable under this plan shall include the coverage of a survivor's benefit. A survivor's benefit payable from this plan shall be paid to that person designated to receive a survivor's benefit under the Retirement Program Plan.
     Section 3. Supplemental Retirement Income shall be received in the same form, and with the same actuarial adjustments, as the participant is receiving distributions from the Retirement Program Plan.
     Section 4. If the Compensation and Management Development Committee of the Board of Directors determines, after a hearing, that an employee who is eligible to receive or is receiving Supplemental Retirement Income has engaged in any activities which, in the opinion of that Committee, are detrimental to the interests of, or are in competition with, this Corporation or any of its subsidiaries, such Supplemental Retirement Income shall thereupon be terminated.
                            ARTICLE V
                          Miscellaneous
     Section 1. The Compensation and Management Development Committee of the Board of Directors shall administer this plan. The Committee may adopt such rules as it may deem necessary for the proper administration of this plan and its decision in all matters involving the interpretation and application of the plan shall be final, conclusive, and binding.
     Section 2. The Corporation may amend or terminate this plan at any time, but any such amendment or termination shall not adversely affect the rights of any participant or spouse then receiving benefits, or the spouse of any participant then receiving benefits under this plan, or the vested rights of any employee whose rights have vested.
     Section 3. Except to the extent required by law, no assignment of the rights and interests of an employee or survivor under this plan will be permitted nor shall such rights be subject to attachment or other legal processes for debts.
     Section 4. "Corporation" as used in this plan means Union Carbide Corporation.
     Section 5. "Retirement Program Plan" as used in this plan means the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies.
     Section 6. "Equalization Benefit Plan" as used in this Plan means the Equalization Benefit Plan for Participants of the Retirement Program Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies, the purpose of which is to restore retirement benefit payments to those participants, and the spouses of such participants, whose retirement benefits are, or will be, reduced by Section 415 of the Internal Revenue Code, as from time to time amended.
     Section 7. "Bonus" as used in this plan means those annual cash bonuses paid under the 1984 Union Carbide Cash Bonus Plan, the 1979 Union Carbide Incentive Compensation Plan, the 1974 Union Carbide Incentive Program (exclusive of long term and multi-year bonus awards and bonus awards for a partial year of service) the 1989 Union Carbide Bonus Plan and the Union Carbide Mid-Management Incentive Plan and any cash bonuses awarded (whether or not paid) under any other incentive compensation plan designated by the Board of Directors (or such other plan as the Board may authorize the Compensation and Management Development Committee to designate).
     Section 8. For purposes of this plan an employee will be considered retired on the first day of the month following the last month in which such employee is employed.
     Section 9. The Corporation may satisfy all or any part of its obligation to provide benefits hereunder by purchasing, and distributing to a participant or survivor, an annuity from an insurance carrier to provide such benefits.